Exhibit 99.2

Collective Acquisition Corp. II Announces the Closing of $220 Million Initial Public Offering

Miami, FL, April 30, 2026 (GLOBE NEWSWIRE) -- Collective Acquisition Corp. II (the “Company”) announced today the closing of its initial public offering of 22,000,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $220,000,000.

The Company’s units began trading on April 29, 2026 on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “CAIIU.” Each unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “CAII” and “CAIIW,” respectively.

The Company has granted the underwriters a 45-day option to purchase up to 3,300,000 additional units at the initial public offering price, less underwriting discounts and commissions, to cover any over-allotments.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any industry, sector or geographic region but intends to focus its search initially on businesses that provide products or services impacting the sovereignty, security, self-sufficiency, or other national interests of the United States and/or its allies, including in the financial, strategic resources, defense technology, or artificial intelligence sectors.

The Company’s management team is led by Daniel Hoffman, its Chief Executive Officer, and Samuel Sayegh, its Chairman, President and Chief Financial Officer, who are both members of the Board of Directors of the Company (the “Board”). In addition, the Board includes Rear Admiral (Ret.) Matthew Burns, Lieutenant General (Ret.) Francis Beaudette, and James Shekerdemian.

Clear Street LLC acted as sole book-running manager for the offering. Reed Smith LLP served as legal counsel to the Company and Walkers (Cayman) LLP served as Cayman Islands counsel to the Company. Morgan, Lewis & Bockius LLP served as legal counsel to the underwriter.

The offering was made only by means of a prospectus, copies of which may be obtained from: Clear Street LLC, 4 World Trade Center, 150 Greenwich Street, Floor 45, New York NY 10007, or by email at ECM@clearstreet.io, or by accessing the SEC’s website, www.sec.gov.

A registration statement relating to the Company’s securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds of the offering and the Company’s search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated, or that the Company will ultimately complete a business combination transaction.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

Collective Acquisition Corp. II

Daniel Hoffman, Chief Executive Officer

dan@ccmacq.com; danh@themondaygroup.net